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                                                                    Exhibit 10.1

BOSTON PRIVATE BANK & TRUST COMPANY                               LOAN AGREEMENT

     THIS AGREEMENT made this 14th day of June, 2002 by and between Curis, Inc., a Delaware corporation with an address and principal place of business at 61 Moulton Street, Cambridge, MA 02138 (hereinafter called the "Borrower") and Boston Private Bank & Trust Company, a Massachusetts trust company with a principal place of business at Ten Post Office Square, Boston, MA 02109.

                              W I T N E S S E T H :

     The following constitutes the agreement of the parties:

                                    SECTION 1

                     AMOUNT AND TERMS OF CREDIT AND INTEREST
                                  THE TERM LOAN

     1.1 Subject to the terms and conditions of this Agreement, the Bank will make a term loan to the Borrower on the date of execution of this Agreement (the "Term Loan" or the "Loan"), in the amount of $4,694,804.11, as evidenced by a Secured Term Note of even date from the Borrower to the Bank in the original principal amount of $4,696,804.11 (the "Term Note").

     1.2 Interest on the principal balance of the Term Loan shall be payable monthly in arrears commencing on the first day of the first month next succeeding the date hereof at the rate of the Bank's Base Rate in effect from time to time, minus one-half of one percent (.5%) per annum. The Bank's Base Rate shall mean the annual rate of interest established by the Bank from time to time as its Base Rate, it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by Bank. The rate of interest payable by the Borrower shall be changed effective as of that day on which a change in the Bank's Base Rate becomes effective. Interest shall be computed on the basis of a 360-day year, for the actual number of days elapsed. Default interest shall be charged in accordance with the terms of the Term Note.

     1.3 The principal balance of the Term Loan shall be payable in twenty (20) consecutive quarterly installments of $234,740.20 each (except the last payment, which shall be in the amount of the outstanding principal balance, together with accrued but unpaid interest thereon), with payments to be made quarterly in arrears, as described in the Term Note. On any date on which a payment of interest or principal is due hereunder, the Bank may charge the Borrower's demand deposit account maintained with the Bank as a condition for this financing with the amount thereof. The failure of the Bank so to charge such account shall not relieve the Borrower of its obligations to make payments hereunder.

     1.4 The Bank need not enter payments of interest and principal upon the Term Note, but may maintain a record thereof on a separate ledger maintained by the Bank.

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     1.5 All of the Borrower's obligations to the Bank, of every kind and description arising under this Agreement, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, regardless of how they arise or by what agreement or instrument they may be evidenced, including those arising under any other agreements, instruments or documents executed in conjunction herewith, including obligations to perform acts and refrain from taking action, as well as obligations to repay the Loan, shall constitute the Borrower's "Liabilities" to the Bank, as the same may be modified, amended, replaced or extended from time to time, in accordance with the terms hereof.

     1.6 The Term Note, is incorporated herein to the same extent as if it was set forth in full in this Agreement.


                                    SECTION 2

                         WARRANTIES AND REPRESENTATIONS

     2.1 To induce the Bank to enter into this Loan Agreement and to make the Loan, the Borrower warrants and represents that, as of this date:

     (a) The Borrower is a validly organized and existing corporation under the laws of the State of Delaware and is in good standing under the laws of said State.

     (b) The Borrower is duly qualified to do business and in good standing as a foreign corporation in each state or other jurisdiction where the nature of the business conducted by it or the property owned by it requires such qualification except where failure to qualify would not be reasonably likely to cause a material adverse change in its business ("MAC").

     (c) The Borrower has good and clear record and marketable title to the Collateral free and clear of all mortgages, liens, pledges, charges, security interests and encumbrances, other than those being granted to the Bank, if any, and those reflected on Exhibit A attached hereto.

     (d) The Borrower owns and holds or licenses or leases all real and personal property necessary or incidental to the present conduct of its business, including, without limitation, patents, trademarks, service marks, trade names, copyrights and licenses and other rights with respect to the foregoing except where failure to so own, license or lease would not cause a MAC.

     (e) All books and records of the Borrower, including, but not limited to, minute books, by-laws and books of account are accurate in all material respects and reflect in all material respects all matters and transactions which should currently be reflected therein.

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     (f)  The general nature of the Borrower's business is as set forth on
          Exhibit A attached hereto.

     (g) The Borrower has no subsidiaries and no investments in the stock or securities of any other corporation, firm, trust or other entity, except as set forth on Exhibit A.

     (h) Except as set forth on Exhibit A, there are no actions, suits, investigations or proceedings pending, or to the knowledge of the Borrower threatened, against the Borrower or any of its properties in any court, before any governmental authority, arbitration board, or any other tribunal which, singly or in the aggregate, if decided adversely to the Borrower, would materially and adversely affect the business, properties or condition (whether financial or otherwise) of the Borrower. The Borrower is not, nor by execution and delivery of this Agreement and the performance of its obligations hereunder (with or without the passage of time) will the Borrower be in default with respect to any order of any court, governmental authority, arbitration board or other tribunal.

     (i) The Borrower has furnished to the Bank the financial statements for the time period indicated on Exhibit A attached hereto. Said statements fairly present in all material respects the condition of the Borrower at the dates thereof, and the statements of operation contained therein fairly present in all material respects the results of the operations of the Borrower for the periods indicated, all in conformity with generally accepted accounting principles consistently applied subject to year end adjustments and footnotes.

     (j) Since the date of the financial statements referred to in Section 2.1(i), and except as shown on Exhibit A, there has not been:

          (i) any material adverse change in the condition of the Borrower's assets or liabilities, nor has there been any depletion of cash or decrease of working capital which has been materially adverse;

          (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the Borrower's properties or business; or

          (iii) any materially adverse:

               (1)  controversy with any labor organization or employees;

               (2) claim or controversy involving any federal, state or local governmental agencies; or

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               (3)  other event or condition materially and adversely affecting the business or properties of the Borrower.

     (k) The Borrower has filed all federal and state income tax returns, excise tax returns, and all other tax returns of every kind and nature which are required to be filed by the Borrower as of the date hereof and has paid all taxes shown to be due on said returns.

     (l) The Borrower keeps all records concerning its accounts (as said term is defined in the Massachusetts Uniform Commercial Code) and has its chief executive office and principal place of business at the address set forth at the beginning of the Agreement. The Borrower has no other addresses at which the Borrower has an office, conducts business or at which a material portion of the Borrower's property is located except as set forth on Exhibit A.

     (m) The execution and delivery of this Agreement, the borrowing by the Borrower as herein provided, the execution and delivery by the Borrower of all instruments, agreements and documents of every kind and nature pursuant hereto and the performance by the Borrower of all of its obligations to the Bank hereunder have been duly authorized by the Board of Directors of the Borrower and, to the extent required by law or otherwise, by the Borrower's stockholders, and this Agreement and all instruments, agreements and documents executed pursuant hereto are valid and binding obligations of the Borrower enforceable in accordance with their terms except to the extent such enforceability may be limited by laws of general application affecting the rights of creditors.

     (n) There is no provision in the certificate of incorporation or the by-laws of the Borrower, or any indenture, contract or agreement to which it is a party or by which it is bound, which prohibits the execution and delivery of this Agreement or the performance by the Borrower of its obligations hereunder (except license, partnership, joint venture or similar arrangements entered into in the ordinary course of business that restrict the Borrower from transferring or pledging the Borrower's rights thereunder).

     (o) No event has occurred and no condition exists, which, upon the execution and delivery of this Agreement would constitute an Event of Default hereunder. No consent, approval, or authorization of or filing, registration, or qualification with, any governmental authority on the part of the Borrower is required as a condition of the execution and delivery of this Agreement or any other instrument, agreement or document contemplated hereby, or the performance by the Borrower of its obligations hereunder or thereunder.

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                                    SECTION 3

                              AFFIRMATIVE COVENANTS

     3.1 The Borrower will duly and punctually pay all interest and principal becoming due to the Bank and will duly and punctually perform all things on its part to be done or performed under this Agreement, or pursuant to any instrument, document or agreement executed pursuant hereto.

     3.2 The Borrower will, at all times, keep proper books of account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles consistently applied.

     3.3 The Borrower will, at all reasonable times (and upon ten (10) days prior notice and only once per year absent the occurrence of an Event of Default hereunder), make its books and records available, in its offices, for inspection, examination and copying by the Bank and the Bank's representatives and will, at all reasonable times, permit inspection of its properties by the Bank and the Bank's representatives.

     3.4 The Borrower will, from time to time, furnish the Bank with such information and statements as the Bank may reasonably request.

     3.5 The Borrower will furnish the Bank quarterly, within forty-five (45) days after the close of each fiscal quarter, commencing with the quarterly period in which this Agreement is executed, a balance sheet and income statement and statement of cash flows reflecting the financial condition of the Borrower at the end of each such period and the results of its operation during each such period. Each statement shall also contain comparative statements for the same period during the prior fiscal year. Each balance sheet and income statement and statement of cash flows is to be certified by the President or Treasurer of the Borrower, such certification to state that such balance sheet and income and statement of cash flows fairly present the financial condition and the result of operations of the Borrower at the end of such period and during such period in accordance with generally accepted accounting principles consistently applied, subject, however, to ordinary year!end adjustments, none of which are reasonably expected to be materially adverse.

     3.6 The Borrower will furnish the Bank annually, within one hundred twenty
(120) days after the close of each fiscal year, a balance sheet and income statement and statement of cash flows reflecting the financial condition of the Borrower at the end of each such fiscal year and the results of its operation during such fiscal year. Each such statement shall also contain comparative statements for the prior fiscal year. Each such balance sheet and income statement and statement of cash flows is to be audited by an independent certified public accountant reasonably satisfactory to the Bank with an unqualified audit letter. Borrower shall submit with its annual statements, its annual projections in form and substance satisfactory to Bank, together with any "management letters" or "letters of recommendation" to and from Borrower's accountants.

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     3.7 The Borrower will maintain its corporate existence in good standing, comply with all laws and regulations of the United States, of any state or states thereof, of any political subdivision thereof and of any governmental authority which may be applicable to the Borrower or to the Borrower's business except where failure would not cause a MAC.

     3.8 The Borrower will pay all real and personal property taxes, assessments and charges and all franchise, income, unemployment, old age benefit, withholding, sales and other taxes assessed against it or payable by it at such times and in such manner to prevent any penalty from accruing or any lien or charge from attaching to its properties; except where the Borrower is contesting such taxes in good faith and diligently prosecuting any such tax, provided Borrower maintains adequate reserves. The Borrower shall not be in default under this Section by reason of the existence of a lien for taxes not then due.

     3.9 The Borrower will maintain its properties in good repair, working condition and order and, from time to time, make all needful and proper repairs, renewals and replacements except where failure would not cause a MAC.

     3.10 The Borrower will pay or reimburse the Bank, on demand, for all expenses (including, without limitation, reasonable counsel fees and expenses) incurred or paid by the Bank in connection with the preparation, amendment, interpretation, extension or negotiation of this Agreement, and any instrument, agreement or document to be delivered pursuant hereto; the enforcement by the Bank of its rights as against the Borrower or any other person primarily or secondarily liable to the Bank hereunder or thereunder; protection or realization on any Collateral held by the Bank as security for the Liabilities of the Borrower or any other person primarily or secondarily liable with respect thereto and in the defense of any action against the Bank with respect to its rights or liabilities hereunder or thereunder.

     3.11 The Borrower will punctually and promptly make all payments and perform all other obligations which may be required of it with respect to any indebtedness (whether for money borrowed, goods purchased, services rendered or however such indebtedness may otherwise arise) owing to persons, firms or corporations other than the Bank, including, without limitation, indebtedness which may be secured by a security interest in assets of the Borrower or property of the Borrower, and all obligations under the terms of any lease in which the Borrower is the lessee except for payment obligations as to which Borrower has a bona fide dispute and except where failure would not cause a MAC. The provisions of this section shall not preclude the Borrower from contesting in good faith and diligently prosecuting any such indebtedness or obligation.

     3.12 The Borrower shall transfer to and maintain its primary operating accounts at the Bank, which transfer shall be completed no later than August 31, 2002.

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                                    SECTION 4

                               NEGATIVE COVENANTS

     4.1 The Borrower will not merge or consolidate or be merged or consolidated with or into any other corporation, without prior notice to Bank.

     4.2 Except as set forth on Exhibit A, the Borrower will not grant or suffer to exist any mortgage, pledge, title retention agreement, security interest, lien, charge or encumbrance with respect to the Collateral for the Loan.

     4.8 The Borrower will not engage in any business other than the business in which it is currently engaged or a business reasonably allied thereto without the consent of the Bank, which consent will not be unreasonably withheld or delayed.

                                    SECTION 5

                                    SECURITY

     5.1 The Bank shall have and hold as security for the repayment of the Loan and all other Liabilities of the Borrower to the Bank a security interest in a certificate of deposit pledged to the Bank pursuant to a Security Agreement (Pledged Collateral) of even date (the "Collateral").

     5.2 Any and all deposits or other sums at any time credited by or due from the Bank to the Borrower shall at all times constitute additional security for all Liabilities of the Borrower to the Bank and may be set off against any such Liabilities at any time after the occurrence of an Event of Default, whether or not security held by the Bank is deemed to be adequate. Any and all instruments, documents, policies and certificates of insurance, securities, goods, accounts receivable, chooses in action, chattel paper, cash, property and the proceeds thereof owned by the Borrower or in which the Borrower has an interest, which now or hereafter are at any time in possession or control of the Bank or in transit by mail or carrier to or from the Bank or in the possession of any third party acting in the Bank's behalf, without regard to whether the Bank received the same in pledge, for safekeeping, as agent for collection or transmission or otherwise or whether the Bank has conditionally released the same, shall constitute additional security for such Liabilities and may be applied at any time after the occurrence of an Event of Default, to such obligations, whether due or not.

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                                    SECTION 6

                                     DEFAULT

     6.1 The occurrence of any of the following events (after the expiration of any applicable grace or notice periods) shall be an Event of Default hereunder:

     (a) The Borrower shall fail to pay any installment of principal or interest on account of the Loan or any other Liabilities of the Borrower to the Bank within ten (10) days of the date when such payment is due, or on demand, if such payment is due on demand.

     (b) The Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement or in any instrument, document or agreement executed in connection therewith and the expiration of thirty (30) days from written notice of such failure.

     (c) Any warranty, representation or statement made or furnished to the Bank by or on behalf of the Borrower proves to have been false in any material respect when made or furnished or deemed made.

     (d) Any event which results in the acceleration of the maturity of the indebtedness of the Borrower to others for borrowed money in excess of $300,000.00 under any indenture, agreement, undertaking or otherwise.

     (e) Dissolution, termination of existence, insolvency, or business failure of the Borrower.

     (f) The Borrower shall: (i) cease, be unable, or admit in writing its inability to pay its debts as they mature, or make a general assignment for the benefit of, or enter into any composition, trust mortgage or other arrangement with creditors; (ii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee or liquidator of the Borrower or of a substantial part of its assets, or authorize such application or consent, or proceedings seeking such appointment shall be commenced against the Borrower and continue undismissed for ninety
          (90) days; or (iii) apply for, or consent (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorize such application or consent, or proceedings to such end shall be instituted against the Borrower and remain unstayed and undismissed for ninety (90) days, be approved as properly instituted or result in adjudication of bankruptcy or insolvency.

     (g) The occurrence of an Event of Default under any other agreement between Borrower and Bank or instrument or paper given to Bank by Borrower in connection with this Agreement as amended from time to time.

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     6.2 Upon the occurrence of any Event of Default, all Liabilities of the
Borrower to the Bank shall, at the Bank's option and without demand, and notwithstanding any terms of payment in any note or other instrument evidencing such Liabilities, become immediately due and payable.

                                    SECTION 7

                                     NOTICE

     7.1 All notices and other communications hereunder shall be made by telegram, telex, electronic transmitter, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom it was sent one (1) business day after sending, if sent by telegram, telex, electronic transmitter, or overnight air courier, and three (3) business days after mailing if sent by certified or registered mail. All such notices and other communications to a party hereto shall be addressed to such party at the address set forth at the beginning of this Agreement or to such other address as such party may designate for itself in a notice to the other party given in accordance with this section.

     7.2 The addresses to which such communications shall be sent are as follows:

     (a)  If intended for the Borrower, to:
          Curis, Inc.
          61 Moulton Street
          Cambridge, MA 02138
          Attn: Michael D. Gray, Senior Director, Finance and Assistant
                Treasurer

          with copies to:
          Hale & Dorr
          60 State Street
          Boston, MA 02109
          Attn:  C. Hall Swaim, Esq.

     (b)  If intended for the Bank, to:
          Boston Private Bank & Trust Company
          Ten Post Office Square
          Boston, MA 02109
          Attn: Andrew K. Michaud, Vice President

          with copies to:
          Brian T. Garrity, Esq.
          Ruberto, Israel & Weiner, P.C.
          100 North Washington Street
          Boston, MA 02114

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     7.3 The addresses set forth herein may be changed by notice hereunder.

                                    SECTION 8

                                  MISCELLANEOUS

     8.1 The Borrower will from time to time execute and deliver to the Bank all such other and further instruments and documents and take or cause to be taken all such other and further action as the Bank may reasonably request in order to effect and confirm or vest more securely in the Bank all rights contemplated in this Agreement.

     8.2 The Borrower may take any action herein prohibited or omit to perform any act required to be performed by the Borrower if the Borrower shall obtain the Bank's prior written consent to each such action, or omission to act. No waiver on the Bank's part on any one occasion shall be deemed a waiver on any other occasion. The Bank shall not be deemed to have waived any of its rights hereunder unless such waiver shall be in writing and duly signed by an authorized officer of the Bank.

     8.3 This Agreement may be amended only by an instrument in writing and duly signed by the Borrower and an authorized officer of the Bank.

     8.4 All covenants, agreements, representations and warranties contained in this Agreement shall bind the Borrower, its respective successors and assigns, and shall inure to the Bank's benefit and the benefit of the Bank's successors and assigns, whether expressed or not.

     8.5 All rights of the Bank hereunder shall be cumulative. The Bank shall not be required to have recourse to any Collateral before enforcing its rights or remedies against the Borrower or any Guarantor. The Borrower and any Guarantor hereby waives presentment and protest of any instrument and any notice thereof.

     8.6 If any provisions of this Agreement shall be held to be illegal or unenforceable, such illegality or unenforceability shall relate solely to such provision and shall not affect the remainder of this Agreement.

     8.7 This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts.

     8.8 This Agreement shall take effect as an instrument under seal.

     8.9 BORROWER AND BANK EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE OR HEREAFTER HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. Borrower hereby certifies that neither Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that Bank would not, in the event of any such suit, action or proceeding, seek to enforce this waiver of right to trial by jury. Borrower acknowledges that Bank has been induced to enter into this Agreement by, among other things, this waiver. Borrower acknowledges that it has read the provisions of this Agreement and in particular, this Section; has consulted legal counsel; understands the right it is granting in this Agreement and is waiving in this Section in particular, and makes the above waiver knowingly, voluntarily and intentionally.

     8.10 Borrower and Bank agree that any action or proceeding to enforce or arising out of this Agreement may be commenced in any court of the Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex, or in the District Court of the United States for the District of Massachusetts, and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and confer personal jurisdiction if served by registered or certified mail to Borrower or as otherwise provided by the laws of the Commonwealth of Massachusetts or the United States of America.

     8.11 The exhibit annexed hereto as Exhibit A is the only exhibit to be annexed to this Agreement, and the material contained therein shall be incorporated herein.

     8.12 The captions herein contained are inserted as a matter of convenience only and such captions do not form a part of this Agreement and shall not be utilized in the construction hereof.

WITNESS:                                  CURIS, INC.
(AS TO BOTH)


/s/ Brian T. Garrity                      By: /s/ Daniel R. Passeri
--------------------                          ----------------------
Brian T. Garrity                              Daniel R. Passeri, President and
                                              Chief Executive Officer

                                          BOSTON PRIVATE BANK & TRUST COMPANY


                                          By: /s/ Andrew K. Michaud
                                              ----------------------
                                              Andrew K. Michaud, Vice President

                                    Exhibit A

2.1(c) Encumbrances - None.


2.1(f) General Nature of the Borrower's Business - The general nature of the Borrower's business is medical research and development.


2.1(g) Subsidiaries and Investments - Curis Securities Corporation, a Massachusetts corporation, is the wholly-owned subsidiary of the Borrower.

The Borrower's investments are as follows:

o 80.1% of the common equity in Curis NewCo, a joint venture with Elan Corporation, plc.

o 298,042 shares of the common equity in Aegera Therapeutics, Inc., a privately-held Canadian biotechnology company.

o 3,003 shares of the common equity in Micromet AG, a privately-held German biotechnology company.


2.1(h) Litigation - The Borrower is the defendant in a wrongful termination lawsuit initiated by Hong Wu Xu.


2.1(i) Date and Period Covered of Most Recent Financial Statements Furnished to the Bank - March 31, 2002. The most recent financial statements furnished to the Bank cover the three-month period ended March 31, 2002.


2.1(k) Material Changes in Operations - None.


2.1(m) Other Locations - The Borrower maintains other locations at 45 Moulton Street, Cambridge, MA 02138 and 21 Erie Street, Cambridge, MA 02139.

4.2 - None.